Exhibit 99.2

Strictly Private & Confidential December 2025 A premier, vertically integrated global energy and decarbonization platform Operations, Investment, and Technology Solutions. ThomasLloyd Climate Solutions B.V.

Today's Speakers.



ThomasLloyd.

T.U. MICHAEL SIEG
Group Chief Executive Officer

- 29 years of experience in global financial markets and alternative investments
- Founder & Group CEO of ThomasLloyd Climate Solutions since 2003
- 20+ years investing in sustainable energy, finance and technology across North America, Europe, and Asia-Pacific
- Founded and led Sieg Consulting, advising European corporates and institutions on legal, tax, regulatory, and structured finance matters
- Technical background in physics and engineering

Sieg Consulting



ThomasLloyd.

VIVIENNE MACLACHLAN
Group Chief Financial Officer

- 25 years of experience in finance, audit, and capital markets
- Group CFO of ThomasLloyd Climate Solutions since 2019, overseeing global financial strategy and transformation
- Led various multinationals on capital raises in the UK, US, and Europe, as well as on major cross-border M&A transactions
- Strong finance professional skilled in corporate finance, external reporting and corporate governance
- Holds a bachelor's degree in law and is a member of the Institute of Chartered Accountants, Scotland pwc Alfa TUNGSTEN NETWORK



ROMAN DBDR

DIXON DOLL, JR.
Co-Founder, Chairman & CEO

- Co-Founder and Co-CEO of Roman DBDR Tech Acquisition Corp; led SPAC through successful business combination with CompoSecure
- Managing Director at Longstreet Ventures
- Former COO & Director of Violin Memory and Senior VP of Sales & Corporate Development at Fusion-io
- Former executive NEON and Oracle
- Georgetown University College Board of Advisors
- BA Georgetown, MBA University of Michigan

ROMAN DBDR · Longstreet Ventures · New Era of Networks A Sybase Company · ORACLE · Fusion-io · Violin Memory



ROMAN DBDR

DR. DONALD BASILE
Co-Founder, CTO

- Co-Founder and Chairman & Co-CEO of Roman DBDR Tech Acquisition Corp; led SPAC through successful business combination with CompoSecure
- Co-Founder, CEO and BOD Violin Memory led company from inception through successful IPO
- Co-Founder, Chairman & CEO Fusion-io led company from inception through multiple funding rounds and path to successful IPO.
- Former Executive and manager United Healthcare, AT&T and IBM
- MS and Ph.D. Stanford University

ROMAN DBDR · AT&T Bell Laboratories · UnitedHealth Group · Fusion-io · Violin Memory

Strictly Private & Confidential 2

Investment Highlights. Purpose-Built Platform for the Energy Transition ThomasLloyd Climate Solutions B.V. (“TCS”) is a vertically integrated energy, fuel, technology, and finance solutions provider focused on delivering decarbonization strategies Positioned for a Multi-Decade, Multi-Trillion US Dollar Opportunity Targeting high-growth regions, TCS is aligned with a US$275T global energy transition investment wave Scalable Platform Positioned for Visible and Diversified Revenue Streams Synergistic solutions – Development & Construction, Operations, Tech Efficiencies, and Financing – serve governments, corporates, and small and medium-sized enterprises through recurring, cross-sellable solutions Proven Execution Across Sustainable Infrastructure and Finance 115 projects across 20 countries, with US$2.8B in climate finance originated and 28 GW of power capacity Robust Pipeline and Financial Momentum Pipeline of organic follow-on investment and selected complementary acquisition opportunities across high-growth segments supports strong revenue visibility and accelerating financial performance Experienced Leadership with Deep Sector Expertise Led by a seasoned team with decades of experience across energy, finance, and infrastructure in global growth markets Strictly Private & Confidential 3

Why TCS – A Proven 20-year History. (1) Includes all projects where either TCS incl. its affiliates or members of its team have developed and/or constructed and/or operated such project in a leading capacity as owner or energy/asset manager on behalf of the owner or advisor to the owner, as well as all corporate and project financing transactions for projects, assets and businesses which either TCS or members of its team have originated and acted as lead-arranger and/or sole placement agent and/or exclusive financial advisor as of December 31, 2024. Founded in 2003, TCS started as an innovative advisor, developer, financier, and operator in sustainable energy and tech The TCS team has deep experience and knowledge of climate finance and climate infrastructure projects(1) in a number of regions and diverse sectors, being responsible for the realization and operation of: — 28 GW of generation capacity, of which 10 GW was renewable, in solar energy (1.7 GW), wind energy (4.5 GW), hydropower (2.0 GW), ocean energy (599 MW), bioenergy (583 MW), hybrid energy solutions (880 MW) and battery energy storage systems (“BESS”) (1.2 GWh) across 20 countries — 800+ wastewater treatment systems — Total annual production capacity of 700,000 t of solid-biomass fuels and 92.4 million liters of liquid biofuels (bioethanol) — Advised another 7 sustainable fuel projects across biodiesel, renewable natural gas and synthesis gas in North America, Europe and Asia — Originated and acted as lead-arranger, sole placement agent and exclusive financial advisor in 62 corporate and project financing transactions worth US$2.8B — Distributed US$1.8B in impact investment and decarbonization solutions to customers in 80 countries In 2024, TCS transformed to a single-provider, end-to-end energy transition service model Countries in which TCS and its affiliates have been/are active TCS Locations 115 Projects 28 GW of Power 20 Countries Strictly Private & Confidential 4

TCS's Diversified Customer Base and Extensive Industry Network.

Sustainable Energy (1)

Corporates & Utilities

- SunEdison
- ACEN
- AboitizPower
- EVN
- GREENERGY Holdings
- Southern Power
- BEBCOM
- Shell Energy
- Meralco MPower
- Philippine Electricity Market Corporation
- PFC-EPM
- SECI
- Rockport Power Inc.
- Enerxia

Institutional Investors

- ADB Asian Development Bank
- Macquarie
- Starwood Energy Group
- kotak
- GSIS
- European Investment Bank
- apg

Sustainable Fuels (1)

- BioPower – North Negros BioPower Inc.
- BioPower – South Negros BioPower, Inc.
- BioPower – San Carlos BioPower Inc.

c. 1,700
Small-/medium-sized Farmers

Carbon Credits (1)

- Meralco MPower
- Shell Energy
- ecoact
- Air France
- Rockport Power Inc.
- Enerxia

Financial & Technical(1)

ImpactPlus

20,000+	1,850+
Private Clients	Distribution Partners

Finance & Technical

Selected Corporates

- Q CELLS
- AlterNRG
- Fisker
- OSRAM
- Encelium

Selected Commercial Banks, DFI and MDB

- BPI
- BDO
- L&T Finance
- IFC International Finance Corporation
- kotak
- Landbank
- Tata Capital
- U.S. Department of Energy
- Nord/LB
- KfW IPEX-Bank

Selected Wholesale Clients & Institutional Investors(2)

- Foreign & Commonwealth Office
- Brevan Howard
- AllianceBernstein
- Credit Suisse
- Palo Alto Investors
- Schroders
- Kleiner Perkins
- QIA Qatar Investment Authority جهاز قطر للاستثمار

Energy Efficiency & Tech(3)

Corporates

- Walmart
- The Coca-Cola Company
- Costco Wholesale

(1) Companies presented are/have been counterparty to one or more transactions with projects, assets or businesses directly or indirectly owned, managed or advised by the Group or any of its affiliates.
(2) Including wealth manager, private banks , family offices, asset manager, pension funds, corporates, foundations, governments and wealth sovereign funds.
(3) Customers of the target water platform

Strictly Private & Confidential 5

Strong Tailwinds for Domestic, Sustainable Energy, and Decarbonization Solutions. US$275 Trillion Market Opportunity. The Tailwinds The Catalyst The Drivers Unprecedented Growth in Energy Demand(1) Energy Transition for Decarbonization High Investment Expenditure Individuals, businesses, and municipalities will require large capital expenditures to transition to sustainable energy and advanced technologies National Energy and Data Sovereignty and Security We aim to secure a focused share of the market by targeting regions with the strongest risk-adjusted returns, while delivering maximum social and environmental impact Strategy Aligned with Market Dynamics Our business model is tailored to a highly differentiated and fragmented market Comprehensive Customer Offering We deliver solutions that address diverse client needs across selected sectors and geographies Impact-Driven Approach Focused on maximizing social and environmental benefits per US Dollar invested Profitability and Stakeholder Value Striving to generate strong returns for shareholders and investors while meeting customer priorities $275 Trillion Market Opportunity 2021A – 2050E(3) Throughout TCS’ core markets of North America and Asia Pacific, countries increasingly want to harness their own resources including biomass, waste, solar, and other renewables to meet their energy needs, and to power their local sovereign data centers Our Strategy (TWh) Strictly Private & Confidential 6 14,150 16,907 18,888 21,109 23,474 25,595 4,708 5,179 5,374 5,813 6,147 6,315 3,256 3,582 3,930 4,187 4,282 4,244 5,041 6,320 7,542 8,815 10,109 11,389 27,155 31,987 35,735 39,923 44,012 47,543 2025 2030 2035 2040 2045 2050 Asia-Pacific North America Europe RoW Total (1) Enerdata, Final Electricity Consumption, EnerOutlook 2050 – EnerBlue Scenario (2) Rest of World includes Africa, Middle-East, Latin America, and CIS (3) McKinsey Sustainability, The net-zero transition: What it would cost, what it could bring (2)

Sustainable Solutions are Winning.

Economics and Speed Position Renewables as the Only Scalable Near-term Solution for Data Centers.

A Focus on Realizing Sustainable Economic Value

Data centers could save an estimated 15% to 30% by using renewable energy rather than energy derived from fossil fuels[1]

Levelized Cost of Ownership Favors Renewables

Renewables already beat fossil fuels on levelized cost of energy, and the gap will widen through 2030 with continued cost declines supported by tax credits and incentives. Renewables stand out as both the lowest-cost and quickest-to-deploy generation resource[2]

Renewables and Storage Energy Source Ready to Meet the Surging Demand Today

Expected Deployment Timelines by Generation Type



Today
2030
2035
2040+
Renewables and Storage
Ready now, fast to deploy, and economic
Unplanned Natural Gas-Fired Generation
2030+
New Nuclear
2035+

Affordable Renewables Over Traditional Power[3]

In 2024, 91% of new utility-scale renewable capacity delivered power cheaper than the cheapest new fossil fuel alternative, confirming **renewables as the most cost-competitive option** on a levelized cost of electricity basis

That same year, renewables helped avoid $467 billion in fossil fuel costs, proving they're also key to **energy security** and **economic stability**

Combining **solar**, **wind**, **storage**, and **digitalization** is further boosting economic performance and easing grid integration

Levelized Cost of Electricity Trends – 2010 vs. 2024[3]



0.417
(90%)
0.043
0.402
(77%)
0.092
0.113
(70%)
0.034
0.208
(62%)
0.079
Solar PV
Concentrated Solar Power
Onshore Wind
Offshore Wind
2010 Levelized Cost of Electricity (USD/kWh)
2024 Levelized Cost of Electricity (USD/kWh)

(1) Pacifico Energy, The ROI of Cost-Saving Renewable Energy in Data Center Operations
(2) Lazard, Levelized Cost of Energy+, June 2025
(3) IRENA, Renewable Power Generation Costs in 2024, July 2025

Strictly Private & Confidential 7

AI & Data Centers.

US Electricity Demand for Data Centers is Expected to Rise Significantly

- US electricity consumption **hit a record high in 2024**, and rapid data center expansion is poised to push national power demand even higher in coming years
- Data centers consumed 178 TWh of electricity in 2024, **representing 4.3% of total US power demand**
- Electricity consumption at US data centers is projected to **grow 240.4% by 2030E to 606 TWh**, representing a 22.7% CAGR

Electricity Consumption at U.S. Data Centers[1]



US Data Center Energy Consumption
% of Total US Power Demand
4.3%
5.2%
6.5%
8.0%
9.3%
10.3%
11.7%
22.7% CAGR
178 TWh
224 TWh
292 TWh
371 TWh
450 TWh
513 TWh
606 TWh
2024
2025
2026
2027
2028
2029
2030

Data Center in the AI Value Chain

Value Chain Step	Enabling Technology	Infrastructure	Downstream Value		
Description	▪ Hardware: GPUs, ASICs ▪ Network: NVMe SSDs, InfiniBand ▪ Power: UPS, Transformers	▪ Low latency ▪ High reliability ▪ Power & cooling critical	▪ ChatGPT ▪ Co-Pilot ▪ LLMs	▪ Automation ▪ Cybersecurity ▪ Healthcare AI	▪ Quantum AI ▪ Climate Modeling ▪ Precision Medicine

~$74B of North America Revenue Opportunity for AI & Hosting by 2027[2,3]

Data Center Needs are Similar Across North America, Europe, and Asia



- Although many markets are trailing the growth and power of the North American data center market, many of the early and current trends seen in the US will also **reappear globally**

(1) McKinsey & Company, "How data centers and the energy sector can sate AI's hunger for power", September 2024 - Medium Scenario
(2) Goldman Sachs, "AI to drive 165% increase in data center power demand by 2030", February 2025
(3) CBRE, "Global Data Center Trends 2025", June 2025

Strictly Private & Confidential
8

TCS's Technology Verticals.

Operations, Investment, and Technology Solutions.

Sustainable Energy & Fuels





Biomass

- Local biomass for power (stand-alone, co-gen, co-firing)
- 3 base load biomass power plants: 70 MW_{el}, 538 GWh/year
- Circular economy, positive environmental impact
- c. 300 specialists and skilled labour
- One of the leading biopower platforms in APAC
- Pipeline of new projects

Hybrid Solutions

- Hybrid energy systems such as solar, wind, and BESS
- Pipeline includes round-the-clock projects for 24/7 power supply
- Acquisition of North American development and operational team and pipeline of integrated energy solutions

Solar Energy

- Solar C&I platform
- c. 20 RE specialists;
- On- & off-site solutions
- Pipeline of new projects

Biofuels

- Produces solid biofuels (pellets from agricultural residues, sustainable woodchips from Energy Crop Plantations)
- 700,000 t annual production capacity; works with 1,700+ farmers on 70,000 ha
- c. 700 specialists and skilled labour
- Pipeline includes cooperation with and conversion of existing plantations as well as new ECPs

Energy Efficiency & Tech





Wastewater

- Decentralized treatment for industrial, commercial, residential, and agriculture
- Low-carbon tech using up to 90% less energy and abating methane emissions vs current systems
- Award-winning U.S. patented technology
- Pipeline includes conversion of municipal facilities and new agricultural wastewater treatment facilities

Carbon Credit Procurement

- End-to-end solutions for compliance & voluntary carbon markets
- Offers avoidance & removal credits:
- Nature-based (reforestation) and
- Tech-based (renewables, CCS)
- Pipeline includes renewable energy, reforestation, energy crops, and water projects issuing carbon credits

Cooling-as-a-Service

- Retrofit projects to replace existing inefficient cooling infrastructure with new technology
- Construction and operation of cooling projects, generating lower emissions and earning long-term recurring revenue streams
- Pipeline of new projects

AI Systems, Software, and Services

- Optimize business impact and carbon footprint through AI based systems, software and services
- Management of hybrid systems of solar, battery and grid
- Management of interconnection business to grid and virtual grid systems
- Management of HVAC and other energy systems

Finance


App Store
Google Play

FinTech

- Fully digital co-investment platform for climate change mitigation, adaptation, and carbon-offset projects "ImpactPlus"
- Gives private investors and financial advisors access to diversified climate finance portfolios via TCS projects
- First app focused on private market impact investments using proprietary tech

Climate Finance

- Bespoke mandates and co-investment for wholesale/ institutional clients with TCS
- Pioneer since 2005; SEC-regulated cleantech investment boutique
- c. 50 specialists in corporate & project finance, impact investment, carbon offset, and tech

Strictly Private & Confidential

9

TCS's Pipeline of Growth.

40+ potential projects in 10 countries, representing over US$1.7B investment expected to drive significant incremental revenue and Ad. EBITDA.

	Historical	2026	2026-2031
North America 	▪ Mobility and Buildings ▪ Solar Energy ▪ Other thermal plants ▪ Bioenergy and Biofuels ▪ Wastewater treatment	▪ Hybrid Energy - AI Data Center, initial 100MW	▪ Hybrid Energy - AI Data Center, expansion to 1GW ▪ Bioenergy - Waste-to-energy , initial 2,000 tpd ▪ Resource Management - Battery Energy System Lifecyle, initial 1,400 tpd (output) ▪ Wastewater treatment - expansion to 100+ facilities
Asia Pacific 	▪ Solar Energy, Wind Energy and Hydropower ▪ Bioenergy and Biofuels ▪ Other thermal plants ▪ Power Grid ▪ Hybrid Energy ▪ Agriculture & Forestry	▪ Bioenergy - 12MW add-on biomass acquisition ▪ Biofuels - further expansion solid biofuels to 0.75Mt ▪ T&D - Establish regulated distribution entity ▪ Solar - Solar C&I Platform, 120 MW ▪ Tech - Wastewater treatment, initial 10 facilities ▪ Energy Efficiency - Cooling-as-a-Service, initial facility	▪ Bioenergy - expansion biomass to 400+ MW ▪ Biofuels - expansion solid biofuels to 5Mt annually ▪ Solar/Hybrid Energy - expansion C&I and AI Data Center to 500+ MW ▪ Tech - Wastewater treatment, expansion to 220+ facilities ▪ Energy Efficiency - Cooling-as-a-Service, expansion to 50+ facilities
Rest of World 	▪ Solar Energy, Wind Energy and Hydropower ▪ Ocean Energy ▪ Hybrid Energy and BESS ▪ Other thermal plants ▪ Bioenergy and Biofuels ▪ Solar Energy	▪ NA	▪ Tech - Wastewater treatment, initial facilities ▪ Resource Management - Battery Energy System Lifecyle, initial facility
Finance 	▪ US$1.2B Capital under Management ▪ 250 Wholesale Clients and Institutional Investors ▪ 20,000+ Private Clients primarily from Europe ▪ 1,850 Distribution Partners across Europe	▪ Increase market penetration in Europe ▪ Increase Capital under Management ▪ Market entry USA	▪ Increase market penetration in Europe and North America ▪ Selective market entries across APAC and Middle East ▪ Launch ImpactPlus B2C ▪ Increase Capital under Management to over US$5.0B

Strictly Private & Confidential

10

Renewable Electric Generation 60% Wind / 20% Hydro / 20% Solar & Other Long Term Scalable Power Commitment 100 MW in Development – Over 1 GW Projected Power Established Plans for 100 MW and expanding to 250 MW Negotiating for additional 900 MW with the same Co-Op Co-Op Member Pricing Competitive Pricing & Co-Op Member Rebates Cutting-Edge Technology Our facilities integrate the latest technologies, pushing the boundaries of AI density, energy delivery, heat removal, and connectivity for optimal up-time Sustainable Energy Solutions We employ solar and high efficiency gas power to ensure our operations and environmentally friendly and sustainable Innovative Design Our data centers feature a unique design with hexagonal ‘pods’ made from stacked containers, surrounding a central hexagonal building. This requires fewer steps on part of support staff, reducing overall cost of maintenance Data Center Expansion in the United States with Proven Solutions Globally. With the cost of AI hosting at an all-time-high and the availability of AI hosting becoming increasing scarce (up to 4 years wait to connect to the grid(1) with ~1.6% vacancy(2)), attention has shifted to how to operate data centers in a low-cost and environmentally sustainable way. Example #1 – Potential Project in Northern United States Example #2 – Potential Project in Southern United States Strictly Private & Confidential 11 (1) JLL, Data center availability crisis deepens as vacancy hits historic low, August 2025 (2) CBRE, North America Data Center Trends H1 2025, September 2025

TCS Selected Financial Information.

Steady recurring management fees have been the basis for **historical strategic investments,** providing a platform for **future energy and tech enablement revenues.**

Income Statement – US$M(1)	FY 24A(3)	FY 25E	FY 26E	FY 27E	FY 28E
Energy Sales	4	1	36	111	144
Finance Revenue	40	37	38	45	50
Energy Efficiency & Water	-	-	-	-	2
Total Revenue	**$44**	**$38**	**$74**	**$156**	**$196**
Cost of Energy Sales	(20)	(15)	(33)	(51)	(65)
Cost of Finance Sales	(7)	(6)	(5)	(8)	(10)
Cost of Efficiency & Water Sales	-	-	-	-	(1)
Gross Profit	**$17**	**$17**	**$36**	**$97**	**$120**
Depreciation & Amortisation	(23)	(23)	(27)	(41)	(62)
Foreign Exchange Gains & Losses	22	(22)	-	-	-
Other General Expenses	(23)	(20)	(24)	(26)	(28)
Operating (Loss)/Profit	**$(7)**	**$(48)**	**$(15)**	**$30**	**$30**

EBITDA Excl. Unrealized Exchange Movements – US$M(2)	FY 24A	FY 25E	FY 26E	FY 27E	FY 28E
Energy Segment Profit	(16)	(14)	3	60	80
Finance Segment Profit	33	31	33	37	40
Efficiency and Water Segment Profit	-	-	-	-	1
Other General Expenses	(23)	(20)	(24)	(26)	(28)
TCS EBITDA Excl. Unrealized Exchange Movements	**$(6)**	**$(3)**	**$12**	**$71**	**$92**

(1) Convenience translation to US Dollars utilizing a 30 September 2025 rate of EUR 1 : USD 1.1741
(2) Reconciliation of segment profit to EBITDA excluding unrealized exchange movements and operating profit included in the appendix
(3) FY24A in US Dollars translated from actual FY24 Euro results
(4) Note: See slide 22 for detailed underlying assumptions

- Forecast assumes capital inflow from current business profits and US$30 million of convertible preferred shares
- 35% CAGR growth in revenue 2024-2028 driven by:
  - Organic growth of energy generation under Power Supply Agreements (PSAs), providing **visibility** and **stability** in revenue streams; and
  - Continued growth in **recurring management and administration fees**
- Operational leverage from increased generation capacity drive **lower unit costs** and **higher adjusted EBITDA margins**
- Other General Expenses are predominantly personnel expenses and legal and professional

Strictly Private & Confidential 12

With our integrated decarbonisation solutions, we make the energy transition simple and affordable for everyone. We enable our customers to outsource technical capability, pay for performance, cost efficiently, whilst allocating their capital to core activities. Continuing to enhance the value of our services through disciplined operations; operating with process and technological innovation AI utilization driving operational efficiency Operational Excellence – Driving Market Share and Profitability. “When a product fundamentally underperforms the market’s requirements, integration is essential.” Clayton Christensen, Author & Professor, Harvard Business School At TCS, we combine a fast-growing number of own products and services with products and services from selected trusted third-party suppliers to create integrated energy and decarbonization solutions using our proprietary platform. Strictly Private & Confidential 13

TCS's Peer Universe.

ThomasLloyd.

- **Vertically integrated global energy and decarbonization platform** combining Sustainable Energy & Fuels and Finance & Tech Services
- Targeted operations across **North America, Asia-Pacific,** and **select global markets** with advanced technology hubs
- **Single-source provider** of decarbonization solutions across energy, fuels, water, and finance
- **Significant recurring** revenue base

Sustainable Energy & Fuels

- Renewable energy generation (biomass, solar, wind, BESS) and sustainable fuels
- Hybrid energy solutions with existing capacity having majority from Energy Sales under long-term Power Supply Agreements (PSAs), currently at ~65% (2025) growing to ~85-90% (2026)
- Additional revenue from sustainable fuels, water solutions and AI data center initiatives
- Future upside from carbon credits tied to renewable and reforestation projects

Independent Power Producers (IPPs)

Brookfield Renewable Partners, NextEra Energy, Clearway, edp

- ✓ Own and operate utility-scale renewable generation assets
- ✓ Recurring revenue from the sale of renewable electricity under long-term power purchase agreements (PPAs)

Integrated Energy Solutions Providers

Quanta, xylem, Ameresco

- ✓ Combines infrastructure development with consulting, operations, and energy efficiency
- ✓ Fee-based and performance-based revenue from EPC, advisory, and long-term O&M contracts

Climate Finance

- Impact investment solutions and project and corporate financing
- Recurring Fees: Management fees and administration service fees under long-term mandates
- Transactional Fees: Placement and structuring fees from issuance of impact products and discretionary mandates

Global Climate Investment Platforms

Brookfield Asset Management, KKR, EQT, Partners Group

- ✓ Deploy private capital into climate infrastructure and transition assets
- ✓ Fee-based revenue from managing climate-focused funds, co-investment vehicles, and structured products

Climate Financial Advisors / Investment Banks

Houlihan Lokey, Evercore, Lazard

- ✓ Advise, structure, and manage climate-related investments
- ✓ Transactional and fee-based revenue from structuring, placement and advisory services

Strictly Private & Confidential 14

Key Takeaways. Build a blue-chip energy and decarbonization platform through acquisitions and partnerships leveraging strong networks and assets Deliver customized decarbonization and carbon removal strategies globally across all market sectors Apply pioneering cutting-edge technologies to accelerate global energy transition Create lasting value and drive a sustainable, low-carbon future Our Vision Purpose-Built Platform for the Energy Transition ThomasLloyd Climate Solutions B.V. (“TCS”) is a vertically integrated energy, fuel, technology, and finance solutions provider focused on delivering decarbonization strategies: — Current offerings including sustainable energy & fuels and financial & technical services, — Expanding the current offering, TCS will use a customer-centric approach to offer energy efficiency solutions, and advanced transition technologies Positioned for a Multi-Decade, Multi-Trillion US Dollar Opportunity Targeting high-growth regions, TCS is aligned with a US$275T global energy transition investment wave Scalable Platform Positioned for Visible and Diversified Revenue Streams Synergistic solutions – Development & Construction, Operations, Tech Efficiencies, and Financing – serve governments, corporates, and small and medium-sized enterprises through recurring, cross-sellable solutions Proven Execution Across Sustainable Infrastructure and Finance 115 projects across 20 countries, with US$2.8B in climate finance originated and 28 GW of power capacity Robust Pipeline and Financial Momentum Pipeline of organic follow-on investment and selected complementary acquisition opportunities across high-growth segments supports strong revenue visibility and accelerating financial performance Experienced Leadership with Deep Sector Expertise Led by a seasoned team with decades of experience across energy, finance, and infrastructure in global growth markets Strictly Private & Confidential 15

Appendix.

20 03 Founding and Early Expansion Established as a public investment company and alternative asset manager by the Sieg Family, the Group initially focused on special situations private equity and debt, quickly expanding its presence across Germany, Austria, and Switzerland. 20 14 Launching Europe’s Largest Cleantech & Climate Finance Conference The Cleantech Congress was launched, developing into the largest European industry event in the sector. It includes a renewable energy and agriculture trade fair, bringing together world-renowned industry experts with a broad range of public and private stakeholders. 20 15 Expanding Into Central Europe Continuing its expansion, the Group entered the markets of the Czech Republic, Slovakia, and Poland, enhancing its presence and operations in Central Europe. 20 16 Entering French-Speaking Markets and IFC Accreditation The Group expanded into France, Benelux, Monaco, Andorra, and other French-speaking markets worldwide, and became an accredited project financial spon-sor by the IFC (World Bank Group). This year also saw the closing of a US$161M financing facility with the IFC and the Canadian government for ThomasLloyd´s biomass portfolio. 20 18 Expanding Into Indiaand FirstASEAN EnergyCropPlantations Strategic expansion efforts led to new partnerships with EIB and Kotak Mahindra Bank in India, alongside the establishment of a sustainable fuels business in the Philippines, broadening the com-pany‘s offering in the renewable energy sector. 20 20 Launching ImpactPlus ImpactPlus, the Group’s digital impact investment platform and sustainable robo advisor, was launched. It provides direct access to impactful and sustainable pro-jects across the entire real assets and private market investments spectrum to investors. 20 24 Establishing ThomasLloyd Climate Solutions To address the growing need for comprehensive integrated decarbonisation solutions, ThomasLloyd Climate Solutions was founded. This new entity offers a global end-to-end energy transition service, providing tailored emission reduction and active carbon removal solutions rather than disparate individual products and services. 20 05 Entering the Cleantech Sector Acquired US-based Illington Group, marking the company’s entry into the cleantech sector. Expanded into North America and established the Group’s climate finance & decarbonisation business. 20 07 Investing in Electric Mobility Provided the seed capital and served as the exclusive financial advisor to Fisker Automotive, an international hybrid electric vehicle manufacturer, underscoring the Group’s commitment to innovative clean technologies. 20 09 Advising on Major Clean Energy Projects Served as the exclusive financial advisor for Q-Cells International on its North American market entry, including project finance and deal structuring of Sault Ste. Marie Solar Park, the third-largest solar facility globally, which was later acquired by KKR. 20 11 Launching the First Cleantech Fund The Group’s flagship private market climate change mitigation, adaptation, and carbon-offsetting investment strategy „Cleantech Infrastructure“ launched, marking the beginning of the Group’s expansion into the APAC region and laying the groundwork for its climate infrastructure business. 20 13 Developing the Philippines’ First Utility-Scale Renew-able Energy Plant Development and start of construction of SaCaSol began, the first utility-scale renewable energy plant in the Philippines. It was inaugurated by President Benigno S. Aquino III, which then triggered billions of USD in foreign direct investment in the Philippines’ renewable energy market. Milestones. Strictly Private & Confidential 17

Senior Leadership.

Highly experienced leadership team delivering for all stakeholders.



T.U. Michael Sieg
Group Chief Executive Officer
Joined: 2003
Experience: 29 years

Previously: **ThomasLloyd** Founder and Chairman, **Sieg Consulting** Managing Partner



Vivienne Maclachlan
Group Chief Financial Officer
Joined: 2019
Experience: 25 years

Previously: **Alfa Financial Software** CFO, **PwC** Director Global Capital Markets



Dr. Heike Virmond
Group Chief People Officer
Joined: 2025
Experience: 23 years

Previously: **Kitopi** CPO, **Gategroup** CPO, **Netflix** Talent and Human Resource Leader EMEA, **Cofra Holding** Head of Change Management & Chief of Staff, **Bain & Company** Project Leader



Duncan Black
Infrastructure APAC
Joined: 2023
Experience: 35 years

Previously: **Eastspring Investments** Co-Head Infrastructure, **DWS** Head of Infrastructure Acquisitions, **CLP Holdings** Director Development & Corporate Finance



Anil Nayar
Head South Asia
Joined: 2018
Experience: 30 years

Previously: **SolarArise** CEO and Co-Founder, **SunBorne Energy** CFO/COO, **GenPact** SVP Operations, **KPMG** India Senior Partner Audit and Advisory Practice



Andrew Dagley
Head Southeast Asia
Joined: 2024
Experience: 21 years

Previously: **Nala Renewables** Investment Director M&A **SIMEC Atlantis Energy** CFO & ED Corporate Finance **IFM Investors** Associate Asset Management



Jesus Bernardo M. Palma
General Manager and CFO, Philippines
Joined: 2024
Experience: 34 years

Previously: **Prime Infrastructure Capital** CFO, **Jardine Schindler Group (Philippines)** Managing Director, **United Cement Company** CFO



Luis Angelo T. Canicon
Head of Energy Trading
Joined: 2022
Experience: 16 years

Previously: **Roxas Holdings** Senior Manager Supply Chain and Execution, **GNPower** Trading Operations Manager, **PEMC** Senior Operations Specialist



Luis Santillian
Head of Biofuel Production
Joined: 2016
Experience: 23 years

Previously: **Dole** BLG Chairman and Sr. Agriculture Mgr. PH, **Monte Fresh Produce PH** Sr. Project Mgr. Operation & Expansion, **Davao Agri Venture Corp** Land Dev., Seeds Mgt. and Planting Mgr.



Muhammad Fazli
Head of Water
Joined: 2025
Experience: 16 years

Previously: **Sembcorp Industries** Head of Asset Transformation / Head of Water, **Sumitomo Electric** Project & Technical Engineer, **Mitsubishi HI** Deputy Manager, **GE Water & Process Technologies** Field Service Engineer



Ralf Sutter
Co-Head of Impact Investment Solutions
Joined: 2013
Experience: 28 years

Previously: **ThomasLloyd** Head of Financial Intermediaries, **Heidelberger Leben Service Management/Lloyds Banking Group** Head of Sales Brokerage Germany, **HDI Lebensversicherung** Sales Manager



Andreas Schmitzer
Co-Head of Impact Investment Solutions
Joined: 2013
Experience: 22 years

Previously: **DCM** Head of Operations & Strategy, **Citibank** Investment Advisor



Michael Seemann
Chief Compliance Officer
Joined: 2018
Experience: 19 years

Previously: **ThomasLloyd** Director Investment Products , **KanAm Group** Fund structuring, -reporting, **PwC**



Oliver Rhein
Head of Marketing & Communications
Joined: 2011
Experience: 28 years

Previously: **Rhein & Liesch** Co-Founder, **MRM McCann Relationship Marketing** Group Account Director, **Connect 21** Etat Director



Laurence Greyvenstein
Senior Advisor
Thermal Power Stations
Joined: 2019
Experience: 35 years

Previously: **AFRY** O&M Director BioPower, **ARINT** South Africa Reliability Engineer, **Laucotech** Process Engineer, **Eskom** Boiler Engineering Manager and Contract Supervisor

Note: Team members in blue shading are members of the executive committee

Strictly Private & Confidential 18

The Market at Present TCS Offering Cost Burden High CAPEX Upfront investments in energy efficiency measures like industrial processes, buildings, heating, and cooling High O&M Costs Large fixed cost components across multiple suppliers Complex Administration Multiple contracts and jurisdictions requiring heavy oversight Execution Risk Overlaps and gaps between providers leave responsibility on the customer Operational Inefficiency Management Complexity Risk Exposure Avoided Upfront CapEx Shift investment away from non-core assets and processes Significant Cash Savings Reduce resources and operating costs through integrated solutions Single Point of Contact Dedicated Key Account Manager simplifies oversight and coordination Risk Transfer with Guarantees Outsource non-core operations at all-inclusive costs backed by performance guarantees Value-Add for Customers. Integrated decarbonization solutions to help customers control costs, manage emissions, mitigate risks, and increase operational efficiencies. Strictly Private & Confidential 19

Capitalization – US$M Secured Current Debt 32.2 31.9 31.9 Total Current Debt $32.2 $31.9 $31.9 Unsecured and Unguaranteed Non-current Debt 149.7 182.4 182.4 Total Debt $181.9 $214.3 $214.3 Share Capital 339.1 339.1 386.7 Convertible Preferred Shares - - 30.0 Other Reserves 678.3 678.3 678.3 Subscription for Shares 47.6 47.6 - Total Equity $1,065.0 $1,065.0 $1,095.0 Total Capitalization $1,246.8 $1,279.3 $1,309.3 Dec 2024 Sept 2025 Pro Forma Sept 2025 Secured current debt represents working capital facilities provided by two local Philippine banks, which are currently being restructured Unsecured and unguaranteed loans from a related party fund managed by TCS, repayable no earlier than 31 December 2026 Subscription for shares to be held by ultimate parent company, being MNA Capital Pte Ltd, expected to be issued prior to the De-SPAC completion Convenience translation to US Dollars —31 December 2024 borrowings and equity at a EUR/USD exchange rate of 1.0389 —30 September 2025 borrowings at a EUR/USD exchange rate of 1.1741 Pro Forma to reflect the issuance of the convertible preferred shares and issuance of the shares under the parent company’s subscription for shares TCS Capitalization and Indebtedness. Strictly Private & Confidential 20

Reconciliation of EBITDA excluding Foreign Currency Movements to Operating Profit.

US$M[1]	FY24A[2] Energy	FY24A[2] Finance & Tech	FY24A[2] Corporate	FY24A[2] TCS Total	FY25E Energy	FY25E Finance & Tech	FY25E Corporate	FY25E TCS Total	FY26E Energy	FY26E Finance & Tech	FY26E Corporate	FY26E TCS Total
Revenue	4	40	-	44	1	37	-	**38**	36	38	-	**74**
Cost of Sales	(20)	(7)	-	(27)	(15)	(6)	-	**(21)**	(33)	(5)	-	**(38)**
Other General Expenses	-	-	(23)	(23)	-	-	(20)	**(20)**	-	-	(24)	**(24)**
Segment Profit	**(16)**	**33**	**(23)**	**(6)**	**(14)**	**31**	**(20)**	**(3)**	**3**	**33**	**(24)**	**12**
Depreciation and Amortization	-	-	(23)	(23)	-	-	(23)	**(23)**	-	-	(27)	**(27)**
Foreign Exchange Gains & Losses	-	-	22	22	-	-	(22)	**(22)**	-	-	-	-
Operating Profit	**(16)**	**33**	**(24)**	**(7)**	**(14)**	**31**	**(65)**	**(48)**	**3**	**33**	**(51)**	**(15)**

US$M[1]	FY27E Energy	FY27E Finance & Tech	FY27E Corporate	FY27E TCS Total	FY28E Energy	FY28E Finance & Tech	FY28E Energy Efficiency & Water	FY28E Corporate	FY28E TCS Total
Revenue	**111**	**45**	-	**156**	**144**	**50**	**2**	-	**196**
Cost of Sales	**(51)**	**(8)**	-	**(59)**	**(65)**	**(10)**	**(1)**	-	**(76)**
Other General Expenses	-	-	**(26)**	**(26)**	-	-	-	**(28)**	**(28)**
Segment Profit	**60**	**37**	**(26)**	**71**	**79**	**40**	**1**	**(28)**	**92**
Depreciation and Amortization	-	-	**(41)**	**(41)**	-	-	-	**(62)**	**(62)**
Foreign Exchange Gains & Losses	-	-	-	-	-	-	-	-	-
Operating Profit	**60**	**37**	**(67)**	**30**	**79**	**40**	**1**	**(90)**	**30**

(1) Convenience translation to US Dollars utilizing a 30 September 2025 rate of EUR 1 : USD 1.1741
(2) FY24A in US Dollars translated from actual FY24 Euro results

Strictly Private & Confidential 21

Assumptions to the TCS Forecast – FY26-FY28 Strictly Private & Confidential 22 This presentation contains certain unaudited financial forecast data, which have been prepared by TCS’s management team. In forecasting FY26-FY28 revenue and EBITDA, TCS has assumed the following: GENERAL The projections have been prepared assuming financing of US$30-50 million is raised prior January 31, 2026, the Business Combination is completed in H1 FY26 and results in a further minimum US$50 million of proceeds currently held in trust at Roman and becoming available to TCS. The forecast assumes that such proceeds are utilized to fund ongoing operations, an acquisition of an identified 12 MW biomass plant and a technology investment in FY26. Additionally, the forecast includes pipeline developments of solar, biomass and hybrid generating facilities which would be delivered by the current TCS team and be operational in FY27 and FY28. Energy Revenue Existing Biomass Operations in the Philippines: Assumes three Biomass plants will deliver >50% of potential generation in FY26, with 100% of net generation run-rate realized in FY27 and FY28 respectively. Completion of Acquisition of a Distressed Biomass Plant: Assumed completion of additional 12MW biomass plant in the Philippines in H1 FY26 with 100% of net generation run-rate realized in FY27 and FY28. New Development or Efficiency Projects within the Control of TCS but Subject to Financing: Assumes capacity expansion of own plants and 120MW of new solar in FY27 and an additional 240MW in FY28. Finance & Tech Revenue New Fundraising by External Funds: Assumes cumulative increased capital under management of US$65 million, US$650 million, and US$1.4 billion in FY26, FY27, and FY28 respectively. Reduction in Existing Mandates: Assumes a 10% decrease in existing mandates due to redemptions. Energy Efficiency & Water Revenue Completion of Investment in New Technologies: Assumed start up phase of new technology led projects. Energy Cost of Sales Existing Biomass Operations: Assumes ongoing fixed costs, with an inflationary mark up, and variable costs increasing as generation increases. Forecast only reflects the results of cost saving programs where they have been fully implemented in 2025, to realize annualized savings in FY26. Acquisitions and Developments: Assumes forecasted hiring of new teams, of a sufficient size and skill set to support all new development or acquisitions, in addition to sufficient fixed and variable operating costs to support the net generation forecast. Finance & Technical Cost of Sales Assumes ongoing team remuneration, with inflationary increases, and assumes the forecasted hiring of sufficient headcount to support expansion of capital under management in front and back office. Energy Efficiency & Water Cost of Sales Assumes ongoing team remuneration and assumes the forecasted hiring of sufficient headcount to support expansion of capital under management in front and back office. Other General Expenses Contained within Other General Expenses are remuneration expenses relating to corporate support functions, office expenses and other legal, professional and compliance costs. These expenses do not include the cost of financing, business combinations not forecast , the operating costs of the SPAC or all other expenses which may be required to be incurred as a publicly listed company. Unrealized Foreign Exchange Gains & Losses TCS operates in a number of jurisdictions and while it aims to naturally hedge expenses to revenue currencies, there is exposure to translational and transactional gains or losses on foreign currencies. Where these are unrealized, TCS has not forecast these. Financing & Interest The TCS Forecast presents revenue and EBITDA and therefore has not presented any repayment of existing debt facilities or any new finance facilities which may be entered into.

Roman DBDR Acquisition Corp. II Led by Experienced SPAC Team.

Demonstrated ability to effectively structure and close a business combination to **create significant value for shareholders.**

ROMAN DBDR

CompoSecure.

De-SPAC Structured to Facilitate Post-Close Success

- Roman II management team led Roman DBDR Acquisition Corp. I, a $230mm SPAC, in its business combination with CompoSecure, Inc. (Nasdaq: CMPO) in December 2021
- CompoSecure is a pioneer and category leader in metal payment cards, security and authentication solutions
  - Massive TAM across diverse markets including payments, cryptocurrency and digital assets
  - Highly embedded blue chip customer relationships with leading financial institutions and FinTechs
- The team secured $45 million common equity PIPE and $130 million unsecured notes led by BlackRock and Highbridge to support the transaction
- Since de-SPAC close, CMPO has continued to grow revenue meaningfully year-over year with strong Adjusted EBITDA margins
- In February 2025, CMPO spun off Resolute Holdings Management, Inc. (Nasdaq: RHLD), their alternative asset management platform, to accelerate growth and create additional value through two distinct platforms

Superior Investor Returns Since De-SPAC Close


NASDAQ WELCOMES
DONALD BASILE, DIXON DOLL
AND THE DBDR TEAM
TO THE NASDAQ FAMILY
NOW LISTED ON NASDAQ
DBDR NasdaqListed
Nasdaq

3.5x
Return on CMPO common stock since de-SPAC close(1)

7.1x
Return on public warrants since de-SPAC(2)

~$2.5B
Market Cap of CMPO(3)

$1.6B
Market Cap of RHLD(3)

Source: Public filings
(1) Return as of 12/23/21, and includes the consideration from the spin-out of Resolute Holdings Management (Nasdaq: RHLD) completed in February 2025
(2) Based on closing price of SPAC common stock and public warrants as of 12/23/2021
(3) Market cap as of 12/3/25 close

Strictly Private & Confidential
23

Series A (2010): $0.60 per share Series B (2011): $1.70-$2.00 per share Series C (2012): $4.00 per share Series D (2012/13): $6.00-$7.00 per share IPO September 2013: $9.00 per share Revenue FY ending: January 31, 2010: Under $1m January 31, 2011: $11m January 31, 2012: $54m January 31, 2013: $74m January 31, 2014: $108m Case Study: Founders’ Operating Track Record at Violin. Continuous Capital and Business Execution IPO Raise $162M Private Raise: $297M $0M- $100M Revenue in 4 Years 100x Revenue in 4 Years Led company from conception through five funding rounds: Series A,B,C,D and NYSE Public listing. — Toshiba, EMC and SAP as strategic investors Established commercial partnerships with the largest global IT players including HP, SAP and Symantec Grew revenue from $0 to $100m in four years Expanded globally, opening operations in Europe and Asia Dixon Doll, Jr. BOD (2010-2013), COO (2010-2013) Dr. Don Basile BOD (2010-2014), CEO (2010-2013) Strictly Private & Confidential 24

This presentation and any accompanying oral presentation (this “Presentation”) has been prepared solely for informational purposes and is being delivered to interested parties in making their own evaluation with respect to a potential investment in Roman DBDR Acquisition Corp. II, a special purpose acquisition company (the “SPAC”) and/or Thomas Lloyd Climate Solutions N.V. (the “Company” and collectively with the SPAC, “we,” “our,” or “us”) in connection with a proposed business combination and related transactions (the “Proposed Business Combination”). General The information contained in this Presentation has been prepared solely to assist interested parties in making their own evaluation with respect to the proposed transaction involving the Company and for no other purpose. Each reader and each prospective investor is strongly encouraged to conduct their own independent investigation and verification of the information, opinions, and financial projections contained herein. Nothing in this Presentation should be construed as investment, legal, tax, financial, accounting, or other advice. You should consult with your own legal counsel, business advisor, and tax advisor regarding any legal, business, tax, or other matters related to this Presentation and any potential transaction with the Company or SPAC. This Presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Presentation does not constitute a recommendation to purchase or sell any securities or investment, legal, tax, or other advice. Any offer or solicitation of securities, if made, will be made only in accordance with applicable securities laws. This Presentation does not purport to be all-inclusive or to contain all of the information that a prospective investor may desire or require in evaluating a potential transaction with the Company or SPAC. The information contained in this Presentation is provided as of the date hereof and may change, and neither the SPAC nor the Company nor any of their respective subsidiaries, equity holders, affiliates, representatives, partners, members, directors, officers, employees, advisers, or agents (collectively, “Representatives”) undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete. The general explanations included in this Presentation cannot address, nor are they intended to address, your specific investment objectives, financial situations or financial needs. You acknowledge that you are (a) aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and that the you will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. No representations or warranties, express or implied, are given in, or in respect of, this Presentation. This Presentation is subject to updating, completion, revision, verification, and further amendment. Neither the SPAC nor the Company nor any of their Representatives has authorized anyone to provide interested parties with additional or different information. No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation or determined if this Presentation is truthful, accurate or complete, and it is an offense to claim otherwise. Neither the SPAC nor the Company nor any of their Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the you, and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. To the fullest extent permitted by law, neither the SPAC nor the Company nor any of their Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Forward-Looking Statements This Presentation includes certain statements, estimates, targets, and projections that may constitute “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact included in this Presentation are forward-looking statements. Forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which Company operates, as well as management’s beliefs and assumptions. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual results and outcomes may differ materially from those expressed or forecasted in such forward-looking statements due to a variety of factors, including, but not limited to, changes in economic, business, competitive, technological, and/or regulatory factors. Except as required by law, neither the Company nor the SPAC undertakes any obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Confidentiality This information is being distributed to you on a confidential basis. By receiving this information, you and your affiliates and representatives agree to maintain the confidentiality of the information contained herein. Without the express prior written consent of the Company, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the parties and the transactions or (iv) provided to any person except your employees and advisors with a need to know who are advised on, and agree to, the confidentiality of the information. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof. Important Notices. Strictly Private & Confidential 25

Industry Data The Company obtained the industry, market and competitive position data used throughout this Presentation from internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties . The Company believes its estimates to be accurate as of the date of this presentation . However, this information may prove to be inaccurate because of the method by which the Company obtained some of the data for its estimates or because this information cannot always be verified due to the limits on the availability and reliability of raw data . This presentation also contains estimates made by independent parties relating to industry market size and other data . These estimates involve a number of assumptions and limitations and you are cautioned not to give undue weight on such estimates . Trademarks This Presentation contains references to trademarks and service marks belonging to other entities . Solely for convenience, trademarks and trade names referred to in this Presentation may appear without the ® or symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names . We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies . Financial Information ; Non - IFRS Measures Neither the independent auditor of the SPAC nor the independent auditor of the Company has examined or compiled the financial information and data contained in this Presentation ; accordingly, no such independent auditor provides any assurance with respect to any financial information included herein . Such information and data may not be included in, may be adjusted in, or may be presented differently in, any registration statement, prospectus, proxy statement or other report or document to be filed or furnished by SPAC or the Company, or any other report or document to be filed by the combined company following completion of the Proposed Business Combination, with the SEC . This Presentation includes certain financial measures of the Company not presented in accordance with International Financial Reporting Standards (“IFRS”) including, but not limited to, EBITDA . Non - IFRS financial measures are not measures of financial performance in accordance with IFRS and may exclude items that are significant in understanding and assessing the Company’s financial results . Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under IFRS . You should be aware that Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies . The Company believes these non - IFRS measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations . The Company believes that the use of these non - IFRS financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non - IFRS financial measures to investors . These non - IFRS financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - IFRS financial measures . Please refer to footnotes where presented on each page of this Presentation or to the appendix found at the end of this Presentation, if and when presented, delivered to interested p for a reconciliation of these measures to what the Company believes are the most directly comparable measure evaluated in accordance with IFRS, if applicable . Use of Projections This investor presentation contains unaudited prospective financial information of ThomasLloyd (the “Projections”) . ThomasLloyd does not, as a matter of course, publicly disclose projections as to future revenues, earnings, financial condition, cash flows or other operating results . The Projections were prepared by ThomasLloyd’s management solely for internal use and for use in connection with discussions with certain potential investors in a potential financing transaction . The Projections were prepared as of a prior date and speak only as of that date . They were based on numerous assumptions and estimates reflecting management’s judgment at the time, including, among other things, assumptions regarding market conditions, operating performance, timing and availability of financing (including the assumption that financing of US $ 30 – 50 million would be raised prior to January 31 , 2026 ), capital expenditures and other matters . Many of these assumptions are inherently uncertain, are beyond ThomasLloyd’s control, and are subject to significant business, economic, competitive and regulatory risks . Since the date the Projections were prepared, material changes in circumstances, market conditions, strategy, financing assumptions and other factors have occurred, and certain assumptions underlying the Projections are no longer accurate . The Projections do not reflect subsequent events, updated information or revised assumptions, and have not been updated or revised to reflect current conditions . Neither Roman nor ThomasLloyd makes any representation or warranty, express or implied, as to the accuracy, completeness, reasonableness, achievability or reliability of the Projections, and neither Roman nor ThomasLloyd intends to, and expressly disclaims any obligation to, update, revise or reaffirm the Projections to reflect events or circumstances occurring after the date they were prepared, except as may be required by applicable law . The Projections are being furnished to investors with this presentation solely because they were previously made available to certain potential investors in connection with prior discussions regarding a potential financing transaction . Investors should not rely on the fact that Roman is including the Projections with this presentation as an indication that Roman or its management, ThomasLloyd or its management, or any other person considers the Projections to be predictive of future events or otherwise indicative of actual future results . Investors should not rely upon the Projections as public guidance, as predictive of future events, or as a basis for any investment decision . Additional Information About the Proposed Business Combination and Where to Find It : The SPAC and the Company will file a registration statement on Form F - 4 (the “Registration Statement”) that will include a proxy statement/prospectus of the SPAC . The Registration Statement is not yet effective . The Registration Statement, including the proxy statement/prospectus contained therein, when it is declared effective by the SEC, will contain important information about the Proposed Business Combination and the other matters to be voted upon at a meeting of the SPAC’s shareholders to be held to approve the Proposed Business Combination and other matters (the “Special Meeting”) . The SPAC may also file other documents with the SEC regarding the Proposed Business Combination . The SPAC shareholders and other interested persons are advised to read, when available, the Registration Statement, including the proxy statement/prospectus contained therein, as well as any amendments or supplements thereto, because they will contain important information about the Proposed Business Combination . When available, the definitive proxy statement/prospectus will be mailed to SPAC shareholders as of a record date to be established for voting on the Proposed Business Combination and the other matters to be voted upon at the Special Meeting . Shareholders may also obtain a copy of the preliminary proxy statement/prospectus, once available, the definitive proxy statement/prospectus and other documents that will be filed with the SEC regarding the proposed business combination and other documents filed with the SEC by SPAC, without charge, at the SEC’s website . 26 Strictly Private & Confidential Important Notices .

Participants in the Solicitation: The SPAC, the Company and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from the SPAC’s shareholders in connection with the Proposed Business Combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of SPAC’s shareholders in connection with the Proposed Business Combination will be set forth in the proxy statement/prospectus forming a part of the Registration Statement. Investors and security holders of SPAC are urged to carefully read the entirety of the proxy statement/prospectus and other relevant documents that will be filed with the SEC when they become available because they will contain important information about the Proposed Business Combination. Factors that may cause actual results of the Company and SPAC to differ materially from current expectations include, but are not limited to: Risks Related to the Company’s Operations The Company may not successfully implement its growth strategy and the impact of acquisitions, investments and value realization initiatives could be less favorable than anticipated. The Company may fail to successfully identify sustainable investment opportunities, integrate its acquisitions, realize the expected benefits from such acquisitions in a timely manner or at all or acquire actual or potential liabilities. The operation of clean energy and sustainable fuel generation projects is subject to inherent and significant operational risks and occupational hazards. The Company’s long-term success is dependent upon its ability to attract and retain key personnel. The Company may not be able to successfully implement its business strategy aimed at the expansion of its operations into other segments and sectors within the energy transition, climate change and carbon reduction industry and related technologies. The Company’s strategic focus is on building out a platform of investments in clean energy, sustainable fuel, climate change and carbon reduction and related technologies, across several jurisdictions and therefore its results of operations are subject to legal and political developments and conditions in the countries where the Company’s operations will be located. Risks and delays relating to the development of greenfield clean energy and sustainable fuel projects could have a material adverse effect on the Company’s operations and financial performance. The Company’s clean energy and sustainable fuel projects may be adversely affected by insufficient supply of the required natural resources. Grid curtailments may limit the generation capacity of clean energy projects and dispatch thereof, which may result in a material adverse effect on the Company’s business, results of operations, financial condition or prospects. Increased competition in the industries in which the Company operates, including competition resulting from legislative, regulatory and industry restructuring efforts could have a material adverse effect. The operations of the Company are subject to significant government regulation, including obtaining and maintaining the requisite regulatory approvals and licenses, environmental legislation and financial incentives. The regulatory environment in which the Company operates is subject to continuous change, and regulatory developments designed to increase oversight may adversely affect the Company’s business or cause the Company to incur significant costs and liabilities. The Company’s results of operations could be adversely affected by strikes, work stoppages or increased wage demands or any other kind of disagreements or disputes with the Company’s employees. The Company’s insurance coverage may not be adequate. As the Company’s operations are concentrated in a limited number of sectors, an economic downturn in such sectors may have a significant impact on the Company’s performance. Changes, evolutions and advancements in technology may make certain technologies deployed by the Company obsolete, outdated or require significant capital expenditure for the profitable continuation of its operations of the Company. The Company’s business is affected by general, economic, market and political conditions. Exchange rate fluctuations may have a significant adverse impact on the Company’s business, results of operations, financial condition or prospects. The Company relies on certain third-party suppliers and service providers for several important functions. The failure to find qualified third party service providers or the failure of these service providers to perform their obligations could adversely affect the Company’s business, results of operations, financial condition or prospects. Suppliers or manufacturers on which the Company relies may not comply with local labor, environmental or ethical laws, regulations or standards. The Company is newly established as a holding company and has limited historical financial statements. Additionally, our historical and adjusted financial information presented in this prospectus may not be representative of results we would have achieved as an enlarged Company or of our future financial results. The Company and its subsidiaries have historically incurred significant losses. The Company’s revenues are exposed to fluctuations in spot market pricing and the Company’s return from investments are exposed to revenues on fixed tariffs and therefore could be exposed to changes in tariff regulation and structuring. The delay between making significant capital expenditure in the Company’s clean energy and sustainable fuel projects and receiving revenue therefrom could materially and adversely affect the Company’s business, results of operations, financial condition or prospects. The Company may not be able to exercise control over the operations of its associates and joint ventures and the failure of one or more of its strategic partnerships may negatively impact its business, results of operations, financial condition or prospects. The Company could have inadequate protection for, and be subject to, infringements to its intellectual property rights or could infringe the intellectual property rights of third parties. Cyber security risks and the failure to maintain the confidentiality, integrity and availability of the Company’s computer hardware, software and internet applications and related tools and functions, could result in damage to the Company’s reputation and/or data integrity and/or subject it to costs, fines or lawsuits under data protection laws or other contractual requirements. The Company may in the future be a party to claims, lawsuits, governmental investigations, and other legal proceedings or complaints by customers, investors or employees, which may adversely affect its business, results of operations, financial condition or prospects. The continued success of the Company’s business depends on its reputation and the value of the Thomas Lloyd brand. Any damages caused by misconduct by the Company’s employees could adversely affect the Company’s business, results of operations, financial condition or prospects. Strictly Private & Confidential 27 Important Notices.

Risks Related to the Company’s Operations (Cont’d) The Company may be exposed to risks attributed to the size and the concentration of its clean energy and sustainable fuel projects in a relatively small number of countries. Adverse weather conditions, catastrophic events, natural disasters and other unpredictable events may adversely affect the Company’s projects, assets and employees. The Company may face disruptions or inability to operate its projects due to the outbreak of natural or infectious diseases in the organic materials it deploys or contaminations in the soil or groundwater. The Company has undertaken a reorganization and as a result might face claims of investors. Poor performance by the Company’s investment strategies or changes in the distribution profile of certain of the Company’s investment products may adversely affect its business, reputation and growth and its ability to raise capital. The Company could be subject to regulatory investigations, which could harm its reputation and cause it to lose existing investors or to lose existing mandates or fail to attract new investors or mandates. If the Company’s investment strategies perform poorly, investors could withdraw their assets and the Company could suffer a decline in its revenue and/or become the subject of litigation, either of which would negatively impact the Company. The Company may not be able to maintain its current fee structure as a result of poor investment performance, competitive pressures or changes in the Company’s business mix, which could have a material adverse effect on the Company’s business, results of operations, financial condition or prospects. Restrictions on equipment imports, and other factors affecting the price or availability of equipment, may increase the Company’s business costs. Changed trends in the global savings market or in the private markets industry may adversely affect the Company. The Company does not own most of the land on which it operates. Climate change could adversely affect the Company’s business or prospects. The past performance of the Company’s subsidiaries may not be indicative of the Company’s future performance. Due to the nature of its business, the Company processes a significant amount of personal data. The Company’s potential inability to protect personal data may lead to reputational damage or regulatory scrutiny which could adversely affect the Company’s business, results of operations, financial condition or prospects. Risks Related to Operating as a Public Company Following the Proposed Business Combination There may not be an active trading market for the ordinary shares (the “Ordinary Shares”) of the post-closing public company (“TopCo”), which may make it difficult to sell the Ordinary Shares. The market price of the Ordinary Shares may be volatile, and the Company’s investors could lose all or part of their investment. If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding the TopCo, our business or our market, our share price and trading volume could decline. Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or our guidance. Our principal shareholders own a significant percentage of our Ordinary Shares and can exert significant control over matters subject to shareholder approval. Future sales, or the perception of future sales, by us or our shareholders in the public market could cause the market price for our securities to decline. Raising additional capital may cause dilution to our existing shareholders, restrict our operations or require us to relinquish rights to our technologies. We will have increased costs as a result of operating as a public company, and our management will devote substantial time to related compliance initiatives. If we experience material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of the Ordinary Shares. Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud. SPAC shareholders can redeem some or all of the funds held in trust, and significant redemptions could materially impact our cash position and runway. Incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements could adversely affect our reported assets, liabilities or expenses. SPAC is currently an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and if SPAC takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make SPAC’s securities less attractive to investors and may make it more difficult to compare SPAC’s performance with other public companies. Risks Related to the Private Placement There can be no assurance that we and SPAC will be able to raise sufficient capital in the private placement to consummate the Proposed Business Combination. Your position in the combined company will be diluted if we issue additional Ordinary Shares. SPAC shareholders will experience immediate dilution as a consequence of the issuance of securities as consideration in the Proposed Business Combination and in the private placement. Strictly Private & Confidential 28 Important Notices.

Risks Related to the Proposed Business Combination, Warrants and Redemptions We have not yet entered into a definitive agreement for the Proposed Business Combination and, when we do, the consummation of the Proposed Business Combination is subject to a number of conditions, including regulatory approvals, any third-party consents, and shareholder approvals, and if those conditions are not satisfied or waived, the Proposed Business Combination may not be completed. SPAC and we will incur significant transaction and transition costs in connection with the Proposed Business Combination, including transaction payments and expenses due upon the closing of the Proposed Business Combination. SPAC will not have any right after the closing of the Proposed Business Combination to make damages claims against the Company or its shareholders for breaches of representations, warranties or covenants made by the Company in the transaction documents for the Proposed Business Combination. SPAC’s sponsor, officers and directors have potential conflicts of interest in recommending that SPAC shareholders vote in favor of the Proposed Business Combination. If the Proposed Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of SPAC’s securities or, following the consummation of the Proposed Business Combination, the combined company’s securities, may decline. There can be no assurance that the combined company’s securities will be approved for listing on Nasdaq or that the combined company will be able to comply with the continued listing standards of Nasdaq. Potential legal proceedings in connection with the Proposed Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Proposed Business Combination. The ability of SPAC shareholders to exercise redemption rights with respect to a large number of its shares could increase the probability that the Proposed Business Combination would be unsuccessful and that shareholders would have to wait for liquidation in order to redeem their public shares. If SPAC is unable to complete the Proposed Business Combination with us or another business combination by December 16, 2026 (or such later date as may be approved by SPAC’s shareholders), SPAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against SPAC and, as a result, the proceeds held in its trust account could be reduced and the per-share liquidation price received by shareholders could be less than $10.00 per public share. There is no guarantee that a shareholder’s decision to continue to hold their public shares following the Proposed Business Combination will put the shareholder in a better future economic position than if they decided to redeem their public shares for a pro rata portion of the proceeds held in SPAC’s trust account, and vice versa. The ability to successfully effect the Proposed Business Combination and the combined company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of the combined company. The loss of such key personnel could negatively impact the operations and financial results of the combined business. SPAC’s sponsor and SPAC’s other current officers and directors have interests in the Proposed Business Combination that are different from or are in addition to other SPAC shareholders in recommending that SPAC shareholders vote in favor of approval of the Proposed Business Combination. SPAC’s sponsor and SPAC’s other directors, executive officers, advisors and their affiliates may elect to purchase shares from SPAC public shareholders, which may influence a vote on the Proposed Business Combination and reduce the public “float” of our securities following the Proposed Business Combination. During the pre-closing period, the Company and SPAC are prohibited from entering into certain transactions that might otherwise be beneficial to the Company, SPAC or their respective shareholders. Securities of companies formed through combinations with special purpose acquisition companies such as SPAC may experience a material decline in price relative to the SPAC share price prior to such combinations. SPAC’s sponsor, directors, officers and affiliates may receive a positive return on their investment even if public shareholders experience a negative return on their investment after consummation of the Proposed Business Combination. SPAC’s warrants will become exercisable for the Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Even if the Proposed Business Combination is consummated, the SPAC’s warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Strictly Private & Confidential 29 Important Notices.